Exhibit 99.1

Pixelworks Reports First Quarter 2021 Financial Results
Achieves Record Mobile Revenue, Increasing 91% Sequentially and 58% Year-over-Year to 44% of Total Revenue
SAN JOSE, Calif., May 4, 2021 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the first quarter ended March 31, 2021.
First Quarter and Recent Highlights
•Mobile revenue increased sequentially for the third consecutive quarter, driven by growing adoption of Pixelworks’ visual processing solutions in newly launched smartphones
•OnePlus 9 Pro smartphone launched with X5 Pro visual processor, leveraging Pixelworks dual MotionEngine®, color calibration, flesh tone management and adaptive display technologies
•vivo launched its iQOO Neo5 smartphone, incorporating the X5 Pro visual processor to enable ultra-premium display performance and advanced 5G gaming experience
•OPPO Find X3, Find X3 Pro and Reno 5 Pro+ smartphones incorporated with Pixelworks’ patented, high-efficiency calibration technology and color management solution
•TCL 20 Pro 5G power by AI-based i6 visual processor launched and received an overall display score of 89 by DXOMARK, placing it among the industry's top performing displays on a smartphone
•ASUS ROG Phone 5 launched as the industry’s first smartphones to incorporate Pixelworks’ sixth-generation mobile visual processor (i6) with dedicated Artificial Intelligence (AI) engine
•Lenovo Legion™ Phone Duel 2 launched with i6 visual processor, featuring real-time SDR-to-HDR conversion and industry-leading multi-refresh-rate color calibration for immersive HDR gaming and video experiences
•Year-to-date, Pixelworks technologies incorporated into 11 new models across 6 mobile OEMs
“We continued to execute and make steady progress on our mobile growth initiative in the first quarter, with record Mobile revenue expanding to 44% of total revenue,” stated Todd DeBonis, President and CEO of Pixelworks. “As advanced AMOLED displays, higher refresh rates and 5G-enable mobile gaming become increasingly mainstream, mobile OEMs are turning to Pixelworks’ visual processing solutions and display expertise to differentiate their next-generation devices with industry-leading display performance. Our growing momentum is demonstrated by the expanding number of new smartphone models launched across a series of new and existing customers, including our second tier-one mobile OEM. The models launched year-to-date span numerous product tiers and price points, from feature-packed flagships and ultra-high performance gaming phones to more affordable smartphones with premium displays. We continue to have a robust pipeline of design-ins on upcoming smartphones in support of our goal for 2021 to double the number of devices that were launched by customers in 2020.
“Also, during the quarter we saw improving demand in the Projector market. While we anticipate the broadly reported supply constraints across the semiconductor industry to moderate the pace of recovery throughout the year, we expect a meaningful uptick in revenue from Projector in the second quarter. Together with continued sequential growth in Mobile, we expect to deliver strong top-line growth, gross margin expansion and improvement in our operating results in the coming quarters.”
First Quarter Fiscal 2021 Financial Results
Revenue in the first quarter of 2021 was $9.3 million, compared to $9.6 million in the fourth quarter of 2020 and $13.8 million in the first quarter of 2020. The sequential and year-over-year decline in first quarter revenue reflected weaker end market demand in the projector and video delivery markets, partially offset by continued strong growth and record revenue in the mobile market.
On a GAAP basis, gross profit margin in the first quarter of 2021 was 40.2%, compared to 45.5% in the fourth quarter of 2020 and 49.2% in the first quarter of 2020. First quarter 2021 GAAP operating expenses were $11.6 million, compared to $11.3 million in the fourth quarter of 2020 and $12.1 million in the year-ago quarter.

For the first quarter of 2021, the Company recorded a GAAP net loss of $8.1 million, or ($0.16) per share, compared to a GAAP net loss of $6.4 million, or ($0.15) per share, in the fourth quarter of 2020 and a GAAP net loss of $5.4 million, or ($0.14) per share, in the year-ago quarter.
On a non-GAAP basis, first quarter 2021 gross profit margin was 43.7%, compared to 49.6% in the fourth quarter of 2020 and 52.1% in the year-ago quarter. First quarter 2021 non-GAAP operating expenses were $10.2 million, compared to $9.5 million in the fourth quarter of 2020 and $9.7 million in the year-ago quarter.
For the first quarter of 2021, the Company recorded a non-GAAP net loss of $6.4 million, or ($0.12) per share, compared to a non-GAAP net loss of $4.9 million, or ($0.11) per share, in the fourth quarter of 2020, and a non-GAAP net loss of $2.6 million, or ($0.07) per share, in the first quarter of 2020.
Adjusted EBITDA in the first quarter of 2021 was a negative $5.2 million, compared to a negative $3.8 million in the fourth quarter of 2020 and a negative $1.5 million in the year-ago quarter.
Cash, cash equivalents and short-term investments at the end of the first quarter of 2021 were $25.4 million, compared to $31.5 million at the end of the fourth quarter of 2020.
Business Outlook
The Company’s current business outlook, including guidance for the second quarter of 2021, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, May 4, 2021, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 5768008. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Tuesday, May 11, 2021, and can be accessed by calling 1-855-859-2056 and using passcode 5768008.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and MotionEngine are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile, and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, recovery of the projector market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2020 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue, net	$9,270	$9,638	$13,774
Cost of revenue (1)	5,545	5,253	6,999
Gross profit	3,725	4,385	6,775
Operating expenses:
Research and development (2)	6,785	6,397	6,267
Selling, general and administrative (3)	4,854	4,870	5,193
Restructuring	—	19	592
Total operating expenses	11,639	11,286	12,052
Loss from operations	(7,914)	(6,901)	(5,277)
Interest income and other, net	56	7	54
Gain on loan extinguishment	—	796	—
Total other income, net	56	803	54
Loss before income taxes	(7,858)	(6,098)	(5,223)
Provision for income taxes	217	341	176
Net loss	$(8,075)	$(6,439)	$(5,399)
Net loss per share - basic and diluted	$(0.16)	$(0.15)	$(0.14)
Weighted average shares outstanding - basic and diluted	51,673	43,735	38,868
——————
(1) Includes:
Amortization of acquired intangible assets	245	298	298
Stock-based compensation	79	87	101
Restructuring	—	7	—
(2) Includes stock-based compensation	581	669	648
(3) Includes:
Stock-based compensation	772	1,000	1,073
Amortization of acquired intangible assets	60	76	76

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$3,725	$4,385	$6,775
Amortization of acquired intangible assets	245	298	298
Stock-based compensation	79	87	101
Restructuring	—	7	—
Total reconciling items included in gross profit	324	392	399
Non-GAAP gross profit	$4,049	$4,777	$7,174
Non-GAAP gross profit margin	43.7%	49.6%	52.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,639	$11,286	$12,052
Reconciling item included in research and development:
Stock-based compensation	581	669	648
Reconciling items included in selling, general and administrative:
Stock-based compensation	772	1,000	1,073
Amortization of acquired intangible assets	60	76	76
Restructuring	—	19	592
Total reconciling items included in operating expenses	1,413	1,764	2,389
Non-GAAP operating expenses	$10,226	$9,522	$9,663
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(8,075)	$(6,439)	$(5,399)
Reconciling items included in gross profit	324	392	399
Reconciling items included in operating expenses	1,413	1,764	2,389
Reconciling items included in total other income, net	—	(796)	—
Tax effect of non-GAAP adjustments	(20)	144	(25)
Non-GAAP net loss	$(6,358)	$(4,935)	$(2,636)

Non-GAAP net loss per share - basic and diluted	$(0.12)	$(0.11)	$(0.07)

Non-GAAP weighted average shares outstanding - basic and diluted	51,673	43,735	38,868

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2021		2020		2020
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(0.16)	$(0.16)	$(0.15)	$(0.15)	$(0.14)	$(0.14)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01
Reconciling items included in operating expenses	0.03	0.03	0.04	0.04	0.06	0.06
Reconciling items included in total other income, net	—	—	(0.02)	(0.02)	—	—
Tax effect of non-GAAP adjustments	—	—	—	—	—	—
Non-GAAP net loss	$(0.12)	$(0.12)	$(0.11)	$(0.11)	$(0.07)	$(0.07)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	40.2%	45.5%	49.2%
Amortization of acquired intangible assets	2.6	3.1	2.2
Stock-based compensation	0.9	0.9	0.7
Restructuring	—	0.1	—
Total reconciling items included in gross profit	3.5	4.1	2.9
Non-GAAP gross profit margin	43.7%	49.6%	52.1%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(8,075)	$(6,439)	$(5,399)
Stock-based compensation	1,432	1,756	1,822
Amortization of acquired intangible assets	305	374	374
Tax effect of non-GAAP adjustments	(20)	144	(25)
Gain on loan extinguishment	—	(796)	—
Restructuring	—	26	592
Non-GAAP net loss	$(6,358)	$(4,935)	$(2,636)
EBITDA adjustments:
Depreciation and amortization	$1,016	$983	$1,022
Non-GAAP interest income and other, net	(56)	(7)	(54)
Non-GAAP provision for income taxes	237	197	201
Adjusted EBITDA	$(5,161)	$(3,762)	$(1,467)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,437	$31,257
Short-term marketable securities	—	250
Accounts receivable, net	5,522	4,672
Inventories	1,670	2,445
Prepaid expenses and other current assets	1,923	1,010
Total current assets	34,552	39,634
Property and equipment, net	4,384	5,103
Operating lease right of use assets	6,625	6,606
Other assets, net	1,005	1,081
Acquired intangible assets, net	902	1,207
Goodwill	18,407	18,407
Total assets	$65,875	$72,038
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,726	$995
Accrued liabilities and current portion of long-term liabilities	8,523	9,452
Current portion of income taxes payable	155	147
Total current liabilities	10,404	10,594
Long-term liabilities, net of current portion	790	1,007
Operating lease liabilities, net of current portion	4,791	5,088
Income taxes payable, net of current portion	2,600	2,479
Total liabilities	18,585	19,168
Shareholders’ equity	47,290	52,870
Total liabilities and shareholders’ equity	$65,875	$72,038

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com